HOMEGOLD FINANCIAL, INC.
                          (F/K/A EMERGENT GROUP, INC.)
                            CERTIFICATE OF COMPLIANCE
                   WITH THE INDENTURE DATED SEPTEMBER 23, 1997





        The undersigned company, HomeGold Financial, Inc. (f/k/a/ Emergent Group, Inc.), a South Carolina corporation (the "Company") hereby certifies to Bankers Trust Company (the "Trustee") that:

(1) Purpose. This Certificate is being issued to the Trustee as required by Sections 102 and 1203 of the indenture dated September 23, 1997, as amended by Amendment No. 1 thereto amending Section 1013 thereof (the "Indenture"), between the Company, the Subsidiary Guarantors (as defined in the Indenture) and the Trustee pertaining to the Company's 10-3/4% Senior Notes, due 2004, Series A and Series B, as guaranteed by the Guarantors (collectively, the "Notes") in connection with the release of Sterling Lending Corporation, a South Carolina corporation and subsidiary of the Company, and Sterling Lending Insurance Agency, a Louisiana corporation and a subsidiary of Sterling Lending Corporation (each a "Guarantor" and together, the "Guarantors") from their guarantees of the Notes (the "Subsidiary Guarantees") by reason of the sale of all of the Company's capital stock of Sterling Lending Corporation to First National Security Corp. for cash in an amount of less than two million dollars ($2,000,000)( the "Sale"), which transaction closed on August 21, 1998. The representations, warranties and certifications set forth herein shall survive the delivery of this Certificate.

(2) Knowledge of Conditions and Covenants in the Indenture. The officers signing on behalf of the Company have read the Notes and the Indenture, particularly Article 12 thereof titled "Subsidiary Guarantee" and
        Section 1203 thereof titled "Release of Subsidiary Guarantors," Article 10 thereof titled "Covenants" and Section 1013 thereof titled "Limitation on Sales of Assets" and all definitions in the Indenture relating thereto.

(3) Nature and Scope of Examination or Investigation. In addition to the examination and investigation described in paragraph (2) above, the officers signing on behalf of the Company have examined originals or copies of such corporate documents and records of the Company and the Guarantors, including but not limited to documents pertaining to the Sale, and such other documents as the officers signing on behalf of the Company have deemed relevant and necessary as the basis for this opinion and statement.

(4) Belief that Examination or Investigation is Adequate to Certify Compliance. In the opinion of the officers signing on behalf of the Company, such officers have made such examination or investigation as is necessary to enable them, on behalf of the undersigned companies, to express an informed opinion as to whether or not the relevant conditions and covenants of the Indenture have been complied with by the Company in order for the Guarantors to be released from their Subsidiary Guarantees as provided in the terms of the Indenture.

(5) Opinion of Compliance with the Indenture. In the opinion of the officers signing on behalf of the Company, the Company has complied with the conditions and covenants provided in the Indenture, particularly Articles 10 and 12 thereof, necessary for the Guarantors to be released from their Subsidiary Guarantees as of the date hereof as provided in the terms of the Indenture.

IN WITNESS WHEREOF, the undersigned corporations have executed this Certificate to be effective as of August 21, 1998.



                                     HOMEGOLD FINANCIAL, INC.

                                     By: /s/ Kevin J. Mast
                                         ------------------------------------
                                     Name: Kevin J. Mast
                                           ----------------------------------
                                     Its:   Chairman of the Board, President,
                                            VICE PRESIDENT (circle one)


                                     By: /s/ Keith B. Giddens
                                         ------------------------------------
                                     Name: Keith B. Giddens, President
                                           ----------------------------------
                                     Its: